UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2012

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866)622-4261
 (Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02  Unregistered Sales of Equity Securities

Commencing on October 12, 2012 and continuing thereafter, Mobivity Holdings Corp. (the “Company”) has entered into  amendments to its 10% Senior Secured Convertible Bridge Notes (the “Notes”) due October 15, 2012 in the principal amount of $4,347,419 with the holders of such Notes. Under the terms of the amendments, the holders of Notes in the aggregate principal amount of $4,209,720 have agreed to extend the maturity date of the Notes to April 15, 2013.  In consideration of the Note holders’ agreement to extend the maturity date, the amendment provides that the holder shall have the option to convert the principal and interest under the Note into the securities offered by the Company in a qualifying equity financing at the lower of (a) the same price paid for such securities by other investors investing in the financing or (b) $.50 per share (subject to adjustment in the event of a stock split, reclassification or the like). Prior to the amendment, the conversion option under the Note entitled the Holder to convert the principal and interest under the Note into the securities offered by the Company in a qualifying equity financing at the same price paid for such securities by other investors investing in the financing.

The Company is pursuing the execution of similar amendments by the holders of the remaining Notes in the aggregate principal amount of $137,699.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 99.1	Form of Amendment to 10% Senior Secured Convertible Bridge Notes due October 15, 2012	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

October 19, 2012	By:	/s/ Dennis Becker
Dennis Becker
Chief Executive Officer